Exhibit 99.1

September 4, 2013

Sourcefire Announces Termination of Hart-Scott-Rodino Act Waiting Period for Pending Acquisition by Cisco

COLUMBIA, MD — (Marketwired) — 09/04/13 — Sourcefire (NASDAQ: FIRE) today announced that the Hart-Scott-Rodino (HSR) review period for the pending acquisition of Sourcefire by Cisco was terminated on September 3, 2013 in advance of its scheduled expiration.

The termination of the HSR review period satisfies one of the conditions necessary for the transaction to close. Sourcefire expects that, subject to the remaining customary closing conditions, including the approval of Sourcefire’s stockholders, the transaction will be completed in the fourth quarter.

Cisco and Sourcefire announced the pending acquisition on July 23, 2013 following unanimous approval by the boards of directors of both companies. The strategic combination of Cisco and Sourcefire will combine world-class products, technologies and research teams to provide continuous and pervasive advanced threat protection across the entire attack continuum — before, during and after an attack — and from any device to any cloud.

About Sourcefire

Sourcefire, Inc. (NASDAQ: FIRE), a world leader in intelligent cybersecurity solutions, is transforming the way global large- to mid-size organizations and government agencies manage and minimize security risks to their dynamic networks, endpoints, mobile devices and virtual environments. With solutions from a next-generation network security platform to advanced malware protection, Sourcefire’s threat-centric approach provides customers with Agile Security® that delivers protection Before, During and After™ an attack. Trusted for more than 10 years, Sourcefire has earned a reputation for innovation, consistent security effectiveness and world-class research all focused on detecting, understanding and stopping threats. For more information about Sourcefire, please visit www.sourcefire.com.

Sourcefire, the Sourcefire logo, Snort, the Snort and Pig logo, Agile Security and the Agile Security logo, ‘Before, During, and After,’ ClamAV, FireAMP, FirePOWER, FireSIGHT and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Additional Information and Where You Can Find It:

In connection with the proposed acquisition by Cisco (“Parent”) of Sourcefire (“the Company”) pursuant to the terms of an Agreement and Plan of Merger by and among the Company, Parent, and a wholly-owned subsidiary of Parent, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on August 12, 2013 and will file a definitive proxy statement. Investors are urged to read the preliminary proxy statement and, when it becomes available, the definitive proxy statement (including all amendments and supplements) because they will contain important information. Investors may obtain free copies of the preliminary proxy statement and, when it becomes available, the definitive proxy statement, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from the Company’s Investor Relations web site (http://investor.sourcefire.com/) or by directing a request to the Company at: Sourcefire, Inc., 9770 Patuxent Woods Drive, Columbia, MD 21046.

The Company and its officers and directors and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the acquisition. Information about the Company’s executive officers and directors is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2013. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the preliminary proxy statement filed with the SEC on August 12, 2013 and definitive proxy statement, which will be filed with the SEC.

Forward Looking Statements:

This written communication contains forward-looking statements that involve risks and uncertainties concerning Parent’s proposed acquisition of the Company, the Company’s expected financial performance, as well as the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of our customers to the transaction; general economic conditions; the possibility that the Company may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that Parent and the Company file with the SEC on Forms 10-K, 10-Q and 8-K. The filings by the Company identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. The Company is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

Sourcefire Media Contact:

Jennifer Leggio

Sourcefire

650-260-4025

jleggio@sourcefire.com

Sourcefire Investor Contact:

Staci Mortenson

ICR

203-682-8273

Staci.Mortenson@icrinc.com